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EXHIBIT 23.3

                               NOMINEE'S CONSENT


     The undersigned hereby consents to be named as a nominee to the Board of Directors of Curtis International Ltd., as stated in the Registration Statement filed on Form SB-2 registration number 333-56661, as filed with the Securities and Exchange Commission on June 12, 1998, and all amendments thereto.



                                                  /s/ JAMES S. CASSEL


                                          --------------------------------------

                                                 James S. Cassel, Nominee



Date: August 14, 1998